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                                 EXHIBIT 11(b)

                         CONSENT OF ARTHUR ANDERSEN LLP

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                              Arthur Andersen LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form N-1A of our reports dated February 12, 1999 included herein (or incorporated by reference) in the Pegasus Funds, Pegasus Money Market Funds and Pegasus Cash Management Funds Annual Reports to Shareholders for the year ended December 31, 1998 and to all references to our firm included in this Post Effective Amendment No. 48 to the One Group's registration statement under the Securities Act of 1933.


                                                  /s/ Arthur Andersen LLP
                                                  ARTHUR ANDERSEN LLP



Detroit, Michigan,
March 8, 1999.